                                                             Exhibit 99.B-(d)(i)

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
(the "Company")

SERVICE OFFICE: One Granite Place, P. O. Box 515, Concord, New Hampshire
                03302. (800) 453-8588

                A Stock Company

This policy is a legal contract between You and Us. IT IS IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY.

We will pay the Death Benefit described on Page 10 of this policy to the Beneficiary upon receipt of due proof that the death of the Insured occurred while this policy was in force. This payment and all other rights, options and benefits will be subject to the terms of this policy.

THIS IS A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. THE SPECIFIED AMOUNT MAY BE INCREASED OR DECREASED BY YOU SUBJECT TO LIMITATIONS AS STATED IN THIS POLICY. NET PREMIUMS WILL BE ALLOCATED TO THE FIXED ACCOUNT OPTIONS OR TO ONE OR MORE DIVISIONS OF THE SEPARATE ACCOUNT AS DEFINED ON PAGE 3 AND DETERMINED BY YOU.

THE POLICY'S ACCUMULATION VALUE IN EACH DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT DIVISION AND MAY INCREASE OR DECREASE DAILY. THE SEPARATE ACCOUNT ACCUMULATION VALUE IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE SEPARATE ACCOUNT IS DESCRIBED ON PAGE 17.

The policy's Fixed Account Options Accumulation Value will earn interest daily at a minimum guaranteed effective annual rate as shown on Page 3. Interest in excess of the guaranteed rate may be applied in the calculation of the Fixed Account Options Accumulation Value at such increased rates as We may determine.

THE AMOUNT OF DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED HEREIN.

                           READ YOUR POLICY CAREFULLY

RIGHT TO CANCEL - PLEASE EXAMINE THIS POLICY CAREFULLY. YOU MAY CANCEL THIS POLICY BY RETURNING IT TO OUR SERVICE OFFICE, TO THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO ANY OF OUR AGENTS WITHIN 10 DAYS AFTER YOU RECEIVE IT. THIS POLICY WILL THEN BE DEEMED VOID FROM THE BEGINNING AND WE WILL REFUND THE PREMIUMS PAID WITHIN 7 DAYS.

              /s/ Dennis R Glass                      /s/ Robert A Reed
          Chief Executive Officer                        Secretary


                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

INSURED:  John Doe

POLICY NUMBER: 12345678

        Adjustable Death Benefit Payable Only On The Death Of The Insured Premium Payments May Be Made Until The Earlier Of The Death Of The Insured
                        Or The Insured's Attained Age 100
               The Specified Amount May Be Increased or Decreased
               Additional Benefits, If Any, As Indicated On Page 3
                    Some Benefits Reflect Investment Results
                        Non-Participating - No Dividends.

                                TABLE OF CONTENTS

POLICY SPECIFICATION PAGE                                  3-4

DEFINITIONS                                                5-6

OWNER AND BENEFICIARY
Owner                                                        6
Beneficiary                                                  6
Change of Owner or Beneficiary                               6
Death of Owner or Beneficiary                                6

GENERAL PROVISION

The Contract                                                 6
Policy Changes                                               6
Incontestability                                             6
Suicide                                                      6
Misstatement of Age or Sex                                   7
Assignment                                                   7
Proceeds                                                     7
Payment of Proceeds                                          7
Postponement of Payment                                      7
Compliance with Internal Revenue Code                        8
Modified Endowment                                           8
Annual Summary                                               8
Illustration of Benefits and Values                          8
Other Taxes                                                  8
Effects of the Long Term Fixed Account on
Riders and Additional Benefits                               9
Termination                                                  9

PREMIUM PROVISIONS

Premium Payments                                             9
Planned Periodic Premium and Premium
Frequency                                                    9
Allocation of Net Premiums                                   9
Unscheduled Premiums                                        10
Premium Limitation                                          10
Grace Period                                                10
Reinstatement                                               10

DEATH BENEFIT PROVISION

Death Benefit                                               10
Death Benefit Qualification Test                            11
Death Benefit Options                                       11
Changes in Insurance Coverage                               11
Continuation of Policy After Age 100                        12

POLICY VALUE PROVISIONS

Fixed Account Options Accumulation Value                    12
Fixed Account Options Interest Rate                         12
Separate Account Accumulation Values                        12
Net Investment Factor                                       13
Monthly Deduction                                           13
Cost of Insurance                                           14
Cost of Insurance Rates                                     14
Changes in Interest and Cost of Insurance Rates             14
Continuation of Insurance                                   14
Basis of Computation                                        14

SURRENDER AND WITHDRAWAL PROVISIONS

Surrender                                                   14
Withdrawals                                                 14

SEPARATE ACCOUNT PROVISIONS

Separate Account                                            15
Divisions                                                   16
Transfers                                                   16
Optional Features                                           16
Dollar Cost Averaging                                       17
Automatic Portfolio Rebalancing                             17
Addition, Deletion or Substitution of Investments           17

POLICY LOAN PROVISIONS

Policy Loans                                                18
Policy Loan Interest                                        18
Policy Loan Repayment                                       18

Insured:             [JOHN DOE]

Owner:               [JOHN DOE]

Issue Date:          [01/01/2006]
Policy Date:         [01/01/2006]
Age/Sex at Issue:    [35 MALE]
Policy Number:       [12345678]
Premium Frequency:   [ANNUAL]
Death Benefit:       [OPTION I]

Rating Class:        [STANDARD - NON-TOBACCO USER]

Beneficiary:         AS STATED IN APPLICATION UNLESS LATER CHANGED

PLAN OF INSURANCE: FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

INITIAL         PLANNED        MINIMUM           LOAD
SPECIFIED       PERIODIC       INITIAL           BASIS
AMOUNT:         PREMIUM:       PREMIUM:          AMOUNT:
$100,000        $1,000.00      $344.67           $2,068.00

No premium payment may be less than: $[250.00] or $[50.00] if paid by electronic funds transfer.

Timely payment of the Planned Periodic Premiums may not be adequate to guarantee that the policy will remain in force. If the policy does not remain in force there will be no Death Benefit or Surrender Value.

Interest Rates:

The policy's Fixed Account Options Accumulation Value will earn interest daily at a minimum guaranteed effective annual rate of: [3.00]%

Policy Loan Interest Rates (Charged and Credited)

-In Policy Years 1-10:
     Policy Loan interest rate charged in arrears: [6.00%]% Interest rate credited to policy Accumulation Value held for Policy Loan Collateral:
     [4.00%]
-In Policy Years 11 and thereafter:
     Policy Loan interest rate charged in arrears: [4.00%]% Interest rate credited to policy Accumulation Value held for Policy Loan Collateral:
     [4.00%]

Policy Expense Charges:

(1)  Premium Load: is a charge not to exceed [3.00]% of each premium paid.
(2) Premium Tax Charge: [2.50]% of each premium paid. This is an approximate average of actual taxes, assessments, fees and other charges We pay. The amount of tax assessed in Your state or in a municipality in Your state may be more or less than this charge.
(3) Federal Deferred Acquisition Cost (DAC Tax) Charge: [1.25]% of each premium paid.
(4)  Monthly Administrative Charge: $[5.00].
(5)  Cost of Insurance Charges: See Page 14.
(6)  Monthly Acquisition Charge:
     (a) [0.30%] of the Load Basis Amount in policy months [1-12] and in months [1-12] following the effective date of an increase in Specified Amount;
     (b) [0.60%] of the Load Basis Amount in policy months [13-24] and in months [13-24] following the effective date of an increase in Specified Amount;
     (c) [2.00%] of the Load Basis Amount in policy months [25-120] and in months [25-120] following the effective date of an increase in Specified Amount;
     The Load Basis Amount shown on Page 3 is based on the initial Specified Amount. The revised Load Basis Amount applicable to any increase will be shown on a supplemental policy specifications page. A decrease in Specified Amount will have no effect on the Monthly Acquisition Charge.
(7)  Mortality & Expense Risk Charge:
     (a) for policy years [1 - 25], is a charge not to exceed [0.0020471%] daily on the assets in each division; this equals an annual rate of [0.75]%; and
     (b) for policy years [26 and thereafter], is a charge not to exceed [0.0008207%] daily on the assets in each division; this equals an annual rate of [0.30]%.

Basis of Computation:

Minimum Fixed Account Options Accumulation Values are based on the [1980] CSO Male or Female, Smoker or Non Smoker Mortality Tables with interest at [3.00]% per year. The equivalent monthly guaranteed interest rate factor is [.246627%].

The method used in computing the Separate Account Accumulation Values is in accordance with actuarial procedures that recognize the variable nature of the Separate Account. The method used is such that if the Net Investment Factor, less one, for all divisions of the Separate Account, at all times from the Policy Date, is equal to an effective annual interest rate of [3.00]%, then the Separate Account Accumulation Values will be at least equal to the minimum Accumulation Values, which would have been required by the law of the state in which this policy is delivered, of an equivalent policy in which all Net Premiums have been allocated to the General Account.

                                       3A

 Separate Account:   [JPF Separate Account A]
            Funds:   [Jefferson Pilot Variable Fund, Inc.], [American Century
                     Variable Portfolios, Inc.], [American Funds Insurance
                     Series], [DWS Investments VIT Funds], [Fidelity Variable
                     Insurance Products Fund], [Franklin Templeton Variable
                     Insurance Products Trust], [Goldman Sachs Variable
                     Insurance Trust], [MFS Variable Insurance Trust], [PIMCO
                     Variable Insurance Trust], [ProFunds VP], [Vanguard
                     Variable Insurance Fund, Inc.]

The Allocation Date is the later of 1) 25 days from the date We mail the Policy to the agent for delivery to You; or 2) the date We receive all administrative items needed to activate the Policy. Net Premiums received prior to the Allocation Date will be allocated to the General Account. On the Allocation Date the accumulation value in the General Account will be allocated to the Long Term Fixed Account and/or the divisions of the Separate Account if You have so specified. This transaction will be free of charge and will not be considered a transfer.

Allocation of Net Premium:

Separate Account Divisions
  [0.00%]   [JPVF CAPITAL GROWTH]
  [0.00%]   [JPVF GROWTH]
  [0.00%]   [JPVF STRATEGIC GROWTH]
  [0.00%]   [JPVF S&P 500 INDEX]
  [0.00%]   [JPVF VALUE]
  [0.00%]   [JPVF MID-CAP GROWTH]
  [0.00%]   [JPVF MID-CAP VALUE]
  [0.00%]   [JPVF SMALL COMPANY]
  [0.00%]   [JPVF SMALL-CAP VALUE]
  [0.00%]   [JPVF INTERNATIONAL EQUITY]
  [0.00%]   [JPVF WORLD GROWTH STOCK]
  [0.00%]   [JPVF HIGH YIELD BOND]
  [0.00%]   [JPVF BALANCED]
  [0.00%]   [JPVF MONEY MARKET]
  [0.00%]   [AMERICAN CENTURY VP INT'L. FD.]
  [0.00%]   [AMERICAN CENTURY VP VALUE]
  [0.00%]   [AMERICAN FUNDS GROWTH]
  [0.00%]   [AMERICAN FUNDS GROWTH-INCOME]
  [0.00%]   [DWS SMALL CAP INDEX VIP]
  [0.00%]   [FIDELITY VIP GROWTH]
  [0.00%]   [FIDELITY VIP MID CAP]
  [0.00%]   [FIDELITY VIP EQUITY-INCOME]
Fixed Account Options
  [0.00%]   General Account
  [0.00%]   Long Term Fixed Account
  [0.00%]   [FIDELITY VIP CONTRAFUND]
  [0.00%]   [FIDELITY VIP INVEST GRADE BOND]
  [0.00%]   [FRANKLIN SMALL CAP VALUE]
  [0.00%]   [TEMPLETON FOREIGN SEC. FD.]
  [0.00%]   [GOLDMAN SACHS CAPITAL GROWTH]
  [0.00%]   [MFS UTILITIES]
  [0.00%]   [PIMCO TOTAL RETURN]
  [0.00%]   [PROFUND VP ASIA 30]
  [0.00%]   [PROFUND VP EUROPE 30]
  [0.00%]   [PROFUND VP FINANCIALS]
  [0.00%]   [PROFUND VP HEALTH CARE]
  [0.00%]   [PROFUND VP LARGE-CAP GROWTH]
  [0.00%]   [PROFUND VP LARGE-CAP VALUE]
  [0.00%]   [PROFUND VP RISING RATES OPPORT]
  [0.00%]   [PROFUND VP SMALL-CAP GROWTH]
  [0.00%]   [PROFUND VP SMALL-CAP VALUE]
  [0.00%]   [PROFUND VP TECHNOLOGY]
  [0.00%]   [PROFUND VP US GOVERNMENT PLUS]
  [0.00%]   [VANGUARD SMALL CO. GROWTH]
  [0.00%]   [VANGUARD MID-CAP INDEX]
  [0.00%]   [VANGUARD REIT INDEX]

                                       3B

Withdrawal and Transfer Minimums and Charges:

Minimum amount for a withdrawal: $[500.00]
Minimum amount for a transfer: $[250.00]
Maximum charge for each transfer: $[50.00]; Charge does not apply to the first [12] transfers in any Policy Year or to transfers from the Fixed Account Options. You may make up to a maximum of [24] transfers per Policy Year.
Charge for each withdrawal: Lesser of [2%] of the Withdrawal or $[25.00]
Minimum Specified Amount after a withdrawal: $[25,000.00]
Minimum Division value or Fixed Account Option value after a transfer: $[250.00]

Fixed Account Options Transfer Limitations:

Limitations on Transfers from the General Account: Limited to the greater of:
(1) [25%] of the accumulation value in the General Account not being held as loan collateral; or
(2)  [$5,000.00]

Limitations on Transfers from the Long Term Fixed Account:
(1)  permitted once every [180 days];
(2)  limited to the greater of:
     (a) [15%] of the accumulation value in the Long Term Fixed Account, not to exceed [$500,000]; or
     (b)  [$5,000.00]

Policy Changes

Minimum increase in the Specified Amount: $[25,000.00] Minimum decrease in the Specified Amount: $[25,000.00]
Maximum Attained Age of Insured for increases: [85]
Minimum Specified Amount after a Change in Insurance Coverage: $[25,000.00]

                                       3D

Death Benefit Qualification Test: [Guideline Premium Test]

                            Table of Corridor Factors

Attained             Corridor
Age                  Factors
[35]                 [2.50]
[36]                 [2.50]
[37]                 [2.50]
[38]                 [2.50]
[39]                 [2.50]

[40]                 [2.50]
[41]                 [2.43]
[42]                 [2.36]
[43]                 [2.29]
[44]                 [2.22]

[45]                 [2.15]
[46]                 [2.09]
[47]                 [2.03]
[48]                 [1.97]
[49]                 [1.91]

[50]                 [1.85]
[51]                 [1.78]
[52]                 [1.71]
[53]                 [1.64]
[54]                 [1.57]

[55]                 [1.50]
[56]                 [1.46]
[57]                 [1.42]
[58]                 [1.38]
[59]                 [1.34]

[60]                 [1.30]
[61]                 [1.28]
[62]                 [1.26]
[63]                 [1.24]
[64]                 [1.22]

[65]                 [1.20]
[66]                 [1.19]
[67]                 [1.18]
[68]                 [1.17]
[69]                 [1.16]

[70]                 [1.15]
[71]                 [1.13]
[72]                 [1.11]
[73]                 [1.09]
[74]                 [1.07]

[75]                 [1.05]
[76]                 [1.05]
[77]                 [1.05]
[78]                 [1.05]
[79]                 [1.05]

[80]                 [1.05]
[81]                 [1.05]
[82]                 [1.05]
[83]                 [1.05]
[84]                 [1.05]

[85]                 [1.05]
[86]                 [1.05]
[87]                 [1.05]
[88]                 [1.05]
[89]                 [1.05]

[90]                 [1.05]
[91]                 [1.04]
[92]                 [1.03]
[93]                 [1.02]
[94]                 [1.01]

[95 and over]        [1.00]

                                       3D

         Table of Monthly Guaranteed Cost of Insurance Rates Per $1,000
                            Policy Number [12345678]

If the Rating Class description shown on page 3 is shown as RATED then the mortality rates have been adjusted to include an additional amount for the rating.

POLICY                MONTHLY
YEAR                   RATE
[1]                   [.14096]
[2]                   [.14764]
[3]                   [.15683]
[4]                   [.16685]
[5]                   [.17854]

[6]                   [.19107]
[7]                   [.20611]
[8]                   [.22115]
[9]                   [.23870]
[10]                  [.25626]

[11]                  [.27717]
[12]                  [.29975]
[13]                  [.32401]
[14]                  [.34996]
[15]                  [.37927]

[16]                  [.41026]
[17]                  [.44713]
[18]                  [.48989]
[19]                  [.53771]
[20]                  [.59311]

[21]                  [.65444]
[22]                  [.72255]
[23]                  [.79493]
[24]                  [.87327]
[25]                  [.96182]

[26]                  [1.06061]
[27]                  [1.17052]
[28]                  [1.29585]
[29]                  [1.43921]
[30]                  [1.60155]

[31]                  [1.78129]
[32]                  [1.97513]
[33]                  [2.18574]
[34]                  [2.41241]
[35]                  [2.66044]

[36]                  [2.94130]
[37]                  [3.31274]
[38]                  [3.63093]
[39]                  [4.05839]
[40]                  [4.54126]

[41]                  [5.06274]
[42]                  [5.62182]
[43]                  [6.21387]
[44]                  [6.83324]
[45]                  [7.49616]

[46]                  [8.22966]
[47]                  [9.05445]
[48]                  [9.99708]
[49]                 [11.07332]
[50]                 [12.26712]

[51]                 [13.55591]
[52]                 [14.91787]
[53]                 [16.34412]
[54]                 [17.80841]
[55]                 [19.33267]

[56]                 [20.94168]
[57]                 [22.66794]
[58]                 [24.57677]
[59]                 [26.76407]
[60]                 [29.63735]

[61]                 [33.93112]
[62]                 [41.27938]
[63]                 [56.03986]
[64]                 [83.33333]
[65]                 [83.33333]

[66 and over]         [0.00000]

DEFINITIONS

Terms or Definitions We identify or define here are some of the terms used throughout the contract. There are other terms which are explained or defined in other parts of the text.

ACCUMULATION VALUE - The Accumulation Value of the policy is equal to the total of the policy's Fixed Account Options Accumulation Value and the Separate Account Accumulation Values as stated on Page 12.

AGE - The Insured's age, nearest birthday, on the Policy Date.

ATTAINED AGE - The Insured's age as measured from the Policy Date plus the number of completed Policy Years.

BENEFICIARY - The person or persons named by You to receive the Death Benefit proceeds upon the death of the Insured. The Beneficiary is as stated in the application unless later changed.

CASH VALUE - The Cash Value is equal to the Accumulation Value.

COMPANY'S GENERAL ACCOUNT ASSETS - Assets of the Company that are not included as a part of the assets of any separate account owned by the Company. The Company's General Account Assets include any accumulation value held in the Fixed Account Options of the policy.

DEATH BENEFIT - The amount payable on the death of the Insured while the policy is in force. It is explained fully in the Death Benefit section.

DEBT - The principal of a policy loan together with interest due.

FIXED ACCOUNT OPTIONS - Consists of the General Account and Long Term Fixed Account.

GENERAL ACCOUNT - A Fixed Account Option of the policy.

INSURED - The person whose life is insured under this policy.

INSURED'S ATTAINED AGE 100 - The policy anniversary nearest the Insured's Attained Age 100.

IRREVOCABLE BENEFICIARY - A Beneficiary, named by You as irrevocable, whose written consent is required for You to exercise any right specified in the policy.

ISSUE DATE - The date the policy is issued at Our Service Office as stated on Page 3.

LONG TERM FIXED ACCOUNT - A Fixed Account Option of the policy.

MONTHLY ANNIVERSARY DAY - The same day in each month as the Policy Date.

NET PREMIUM - Equals premiums paid less the Premium Load, Premium Tax Charge and the Federal Deferred Acquisition Cost (DAC Tax) Charge as shown on Page 3.

NON-PARTICIPATING - No dividends will be paid on this policy.

NOTICE, ELECTION, REQUEST - Writings satisfactory to Us that have been received at Our Service Office. We will not be held responsible for any payment or other action We have taken before Your writings are recorded at Our Service Office.

POLICY DATE - The date We use to determine policy anniversaries and monetary values. If a requested Policy Date should fall on the 29th, 30th or 31st of a month, the Policy Date will be the 28th of such month.

POLICY YEAR - The first Policy Year is the twelve month period following the Policy Date. Each twelve month period thereafter makes up the next Policy Year.

SERVICE OFFICE - Our principal place of business as shown on Page 1.

SPECIFIED AMOUNT - The face amount of the policy as selected by You. This amount may be increased or decreased subject to the terms of the policy. The Death Benefit is based on the Specified Amount as described in the Death Benefit section.

SURRENDER VALUE - The Accumulation Value less any Debt.

VALUATION DATE - A day on which the net asset value of the shares of any of the portfolios and unit values of the divisions are determined. Valuation Dates currently occur on each day on which the New York Stock Exchange is open for trading.

VALUATION PERIOD - The interval between two consecutive Valuation Dates, commencing after the close of regular trading on the New York Stock Exchange on each Valuation Date and ending at the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

"WE", "OUR", "US" - The Company.

WITHDRAWAL - A payment to You of some portion of the Accumulation Value, it is fully explained in the Withdrawals provision.

"YOU", "Your" - The Owner of this policy.

OWNER AND BENEFICIARY

OWNER - The Owner is shown on page 3 or in a rider or endorsement attached to this policy. While the Insured is alive, the Owner may exercise every right and option and receive every benefit provided by this policy. These rights, however, are subject to the written consent of any Irrevocable Beneficiary.

BENEFICIARY - The beneficiary is as stated in the application unless later changed.

CHANGE OF OWNER OR BENEFICIARY - While the Insured is alive, the Owner or beneficiary may be changed. Any change will take effect as of the date the request is signed. The Insured need not be alive when the requested change is recorded at Our Service Office, however the requested change must be delivered to Us prior to the death of the Insured.

DEATH OF THE OWNER OR BENEFICIARY - If an Owner other than the Insured dies while the Insured is living, all rights and options of the Owner will belong to the Owner's executors or administrators or to the Owner's successor in interest (if the Owner is a non-natural person) unless otherwise provided. The interest of any beneficiary, including any Irrevocable Beneficiary, who dies before the Insured, will belong to the Owner unless otherwise provided.

GENERAL PROVISIONS

THE CONTRACT - This policy is issued in consideration of the application and payment of the initial premium. This policy, the attached copy of the application and/or endorsements, and any attached supplemental applications and riders form the entire contract. All statements made by or for the Insured are, in the absence of fraud, considered to be representations and not warranties. We will not use any statement by or for the Insured to void this policy or to deny a claim unless it is contained in the application.

POLICY CHANGES - Only an authorized Officer of the Company can change the terms or waive provisions of this policy. A change must be in writing.

INCONTESTABILITY - We will not contest this policy after it has been in force during the Insured's lifetime for 2 years from the Issue Date. An increase in the Specified Amount will not be contested after it has been in force during the Insured's lifetime for 2 years from its effective date.

SUICIDE - If the Insured, while sane or insane, commits suicide within 2 years from the Issue Date, the amount payable will be no more than the sum of the premiums paid less any Debt and any Withdrawals.

If the Insured, while sane or insane, commits suicide within 2 years from the effective date of an increase in the Specified Amount, the amount payable under such increase will be the sum of the monthly deductions for such increase. The amount payable under this provision will be paid to the Beneficiary. Any amount payable will first be used to pay the interest of anyone to whom this policy has been assigned.

MISSTATEMENT OF AGE OR SEX - If the age or sex of the Insured has been misstated in the application, We will adjust the Death Benefit to reflect the correct age or sex. In such event, the Death Benefit We will pay will be equal to:

(1)  The Surrender Value on the date of death of the Insured; plus
(2) The Death Benefit, less the Accumulation Value on the date of death of the Insured, multiplied by the ratio of (a) the cost of insurance actually deducted at the beginning of the policy month in which death occurs, to (b) the cost of insurance that should have been deducted based on the correct age and sex.

If the Insured's age or sex has been misstated in the application the amount payable under any rider by reason of death of the Insured shall be the amount of insurance which the rider cost, for the policy month during which such death occurred, would have purchased had the cost of the benefits provided under the rider been calculated using the correct age or sex.

ASSIGNMENT - You may assign this policy. We are not bound by an assignment unless We receive notice of it at Our Service Office prior to the payment of any benefits by Us. Policy rights and benefits are subject to any assignment. We are not obliged to determine that an assignment is valid or sufficient.

PROCEEDS - Is the amount payable on surrender or on the death of the Insured. Proceeds payable on the date of surrender will be the Surrender Value. Proceeds payable on the death of the Insured will be in accordance with the Death Benefit provisions. Proceeds are subject to any adjustments provided in the Incontestability, Suicide and Misstatement of Age or Sex provisions and the restrictions below.

PAYMENT OF PROCEEDS - When the Insured dies while the policy is in force, policy proceeds may be paid in a lump sum or left with Us for payment under a settlement option that We make available.

The amount applied under an option for the benefit of any beneficiary must be at least $2,500. The amount of each payment under an option must be at least $25.

You may make, change or revoke an election at any time while the Insured is alive. Following the death of the Insured, the beneficiary may elect an option if You have not elected one or if proceeds are payable in one sum. A beneficiary may make a change in payment under a settlement option You elect only if You provided for it in Your election.

A change of beneficiary automatically cancels a previous election of a settlement option.

If this policy is assigned, the assignee's portion of proceeds will be paid in one sum. Any balance of proceeds may be applied under a settlement option.

To the extent allowed by law, all payments under the policy will be free from creditor claims or legal process.

POSTPONEMENT OF PAYMENT - We will usually pay any amounts payable on surrender, Withdrawal or policy loan allocated to the Separate Account within seven (7) days after written notice is received. We will usually pay any Death Benefit proceeds within seven (7) days after We receive due proof of the death of the Insured. Payment of any amount payable on surrender, Withdrawal, policy loan or death may be postponed whenever: (1) The New York Stock Exchange is closed other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;
(2) The Securities and Exchange Commission, by order, permits postponement for the protection of policyowners; or (3) An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account. Transfers may also be postponed under the above circumstances.

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We may defer the portion of any transfer, amount payable on surrender,
Withdrawal or policy loan from the Fixed Account Options for not more than six
(6) months. However, no payment from the Fixed Account Options to pay premiums on policies with Us will be deferred.

COMPLIANCE WITH THE INTERNAL REVENUE CODE - The policy is intended to qualify as life insurance under the Internal Revenue Code. The Death Benefit provided by the policy is intended to qualify for the Federal income tax exclusion. If at any time the premium paid under the policy exceeds the amount allowable for such qualification, We will refund the premium to You with interest within 60 days after the end of the Policy Year in which the premium was received. If, for any reason We do not refund the excess premium within 60 days after the end of such Policy Year, the excess premiums will be held in a separate deposit fund and credited with interest until refunded to You. The interest rate used on any refund, or credited to the separate deposit fund created by this provision, will be the excess premium's pro rata rate of return on the contract until the date We notify You that the excess premium and the earnings on such excess premium have been removed from the policy.

After the date of such notice, the interest rate paid on the separate deposit fund will be such rate as We may declare from time to time on advance premium deposit funds. We also reserve the right to refuse to make any change in the Specified Amount or the Death Benefit Option or any other change if such change would cause the policy to fail to qualify as life insurance under the Internal Revenue Code.

MODIFIED ENDOWMENT - The policy will be allowed to become a Modified Endowment contract under the Internal Revenue Code only with Your consent. Otherwise, if at any time the premiums paid under the policy exceed the limit for avoiding modified endowment contract status, We will refund the excess premium to You with interest within 60 days after the end of the Policy Year in which the premium was received. If, for any reason We do not refund the excess premium within 60 days after the end of such Policy Year, the excess premium will be held in a separate deposit fund and credited with interest until refunded to You. The interest rate used on any refund, or credited to the separate deposit fund created by this provision, will be the excess premium's pro rata rate of return on the contract until the date We notify You that the excess premium and the earnings on such excess premium have been removed from the policy. After the date of such notice, the interest rate paid on the separate deposit fund will be such rate as We may declare from time to time on advance premium deposit funds.

ANNUAL SUMMARY - At least once each Policy Year, without charge, We will send You a report showing at least the current Surrender Value, the value for each Fixed Account Option and each division of the Separate Account applicable to the policy, premiums paid, incurred charges, and any outstanding policy loans for the period covered by the report. We will also furnish any other reports and information required by applicable law, rules and regulations.

ILLUSTRATION OF BENEFITS AND VALUES - Upon request, We will provide illustrations of Death Benefits and Surrender Values at any time after the Policy Date. The first illustration in any Policy Year will be furnished free of charge. If You request more than one illustration in a Policy Year We may charge a fee not to exceed $50.00.

OTHER TAXES - We reserve the right to make a charge for Federal, state or local taxes that may be attributable to the Separate Account or to Our operations with respect to this policy if We incur any increase in such taxes.

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EFFECTS OF THE LONG TERM FIXED ACCOUNT ON RIDERS AND ADDITIONAL
BENEFITS -

(1) Accelerated Benefits Rider: Any necessary transfers of accumulation value to the General Account as stipulated in the "Right to Exercise Rider Benefit" and the "Effect on Your Policy" provisions of the Rider will be processed in the following order:

     (a) from the divisions of the Separate Account in the same proportion that the accumulation value in each division bears to the total accumulation value in all divisions of the Separate account;
     (b) from the Long Term Fixed Account when the accumulation value in the divisions of the Separate Account has been exhausted.

(2) Overloan Protection Endorsement: Transfers from the General Account or the Long Term Fixed Account to the divisions of the Separate Account will no longer be allowed when the Overloan Protection feature takes effect.

TERMINATION - All coverage under the policy will end on the date any one of the following events occurs:

(1)  You request in writing that coverage end;

(2)  The Insured dies; or

(3) The Grace Period ends without payment of premium sufficient to continue this policy.

PREMIUM PROVISIONS

PREMIUM PAYMENTS - The initial premium is due and payable on the Policy Date and is payable on or before the delivery of the policy. The initial premium may not be less than the minimum initial premium as shown on Page 3. No subsequent premium payment may be less than as shown on Page 3. After the initial premium is paid any subsequent premiums can be paid at any time. All premiums are payable in advance at Our Service Office or to Our authorized agent. A receipt signed by one of Our Officers will be provided upon request.

PLANNED PERIODIC PREMIUM AND PREMIUM FREQUENCY - The Planned Periodic Premium and Premium Frequency, as shown on Page 3, are selected by You. The Planned Periodic Premium is the amount of premium You intend to pay. The Premium Frequency is how often You intend to pay the Planned Periodic Premium. Payment of the Planned Periodic Premium is Your option.

We will send You Planned Periodic Premium payment reminder notices. If the mode of premium payment is preauthorized check, government allotment or payroll deduction, notice of any Planned Periodic Premium due will not be sent.

Changes in Premium Frequency and increases or decreases in the Planned Periodic Premium may be made by You by providing Us with Notice.

No premium payment may be less than as shown on Page 3.

PAYMENT OF A PLANNED PERIODIC PREMIUM MAY NOT PREVENT THE POLICY FROM TERMINATING. Failure to pay a Planned Periodic Premium will not, in itself, cause the policy to terminate. The policy will terminate only if the conditions occur as described in the Grace Period provision.

Planned Periodic Premium payments may be made until the earlier of the death of the Insured or the Insured's Attained Age 100.

ALLOCATION OF NET PREMIUMS - You will determine the allocation of the Net Premiums among the Fixed Account Options and the divisions of the Separate Account. The minimum percentage that may be allocated to any of these accounts is 1%.

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UNSCHEDULED PREMIUMS - Premium payments in addition to the Planned Periodic
Premium may be made until the earlier of the death of the Insured or the Insured's Attained Age 100.

If there is an existing policy loan, premium payments received in the amount of the Planned Periodic Premium, received at the Premium Frequency, will be applied as premium unless otherwise instructed by You. Payments received in an amount greater than the Planned Periodic Premium, or received other than at the Premium Frequency, will first be applied as policy loan repayments, then as premium when the Debt is fully repaid unless otherwise instructed by You.

PREMIUM LIMITATION - We reserve the right to limit the amount of premiums paid in accordance with the Compliance with the Internal Revenue Code and Modified Endowment provisions. We also reserve the right to require evidence of insurability satisfactory to Us for any premium payment that would result in an immediate increase in the difference between the Death Benefit and the Accumulation Value. If satisfactory evidence of insurability is not received, the premium or portion thereof may be returned.

GRACE PERIOD - A Grace Period of 61 days will be permitted for payment of the minimum amount needed to continue the policy. We will notify You and any assignee of the minimum amount due at least 30 days before the end of the Grace Period. The policy will enter the Grace Period if on a Monthly Anniversary Day, the Surrender Value is insufficient to cover the cost of the monthly deduction due on the Monthly Anniversary Day. If the minimum amount needed is not provided within the Grace Period, the policy will terminate without value at the end of such period. If the Insured dies during the Grace Period, We will deduct any amount due and unpaid during the Grace Period from the proceeds of the policy.

REINSTATEMENT - You may apply to reinstate the policy after it has terminated provided this policy has not been surrendered for its Surrender Value. We will reinstate the policy if We receive:

(1) Your written request for reinstatement within five years after the end of the Grace Period and prior to the Insured's Attained Age 100;
(2)  evidence of insurability satisfactory to Us;
(3) payment of a premium large enough, after deduction of any Policy Expense Charges, to restore the Accumulation Value to an amount sufficient to cover the cost of monthly deductions to keep the policy in force for at least 3 policy months following the effective date of reinstatement; and
(4) payment or reinstatement of any Debt against the policy which existed on the date of termination.

The effective date of a reinstated policy or the Reinstatement Date is the date We approve the application for reinstatement. The Accumulation Value of the policy on the Reinstatement Date shall be the Accumulation Value on the date of termination plus the Net Premium received to reinstate the policy. We will not contest this policy for misrepresentations made in the application for reinstatement after this policy has been in force during the lifetime of the Insured for two (2) years from the date of last reinstatement.

DEATH BENEFIT PROVISIONS

DEATH BENEFIT - The death benefit of this policy is the larger of:
     (a) the death benefit as calculated under the Death Benefit Option in effect; or
     (b) the Accumulation Value on the date of death multiplied by the corridor factor shown in the Table of Corridor Factors on Page 3.

DEATH BENEFIT QUALIFICATION TEST - This policy is intended to qualify as life insurance under the Internal Revenue Code. The Death Benefit provided by this policy is intended to qualify for the Federal income tax exclusion. Two methods of qualifying as life insurance are the Cash Value Accumulation Test and the Guideline Premium Test, as defined in Internal Revenue Code Section 7702. The Death Benefit Qualification Test for this policy is shown on Page 3 and cannot be changed. Unless You elected otherwise, the Death Benefit Qualification Test is the Guideline Premium Test.

DEATH BENEFIT OPTIONS - There are three Death Benefit Options as described in this provision. The Death Benefit Option for the policy is shown on Page 3.

     - OPTION I - The Death Benefit equals the Specified Amount. The Death Benefit is never less than the Specified Amount.

     - OPTION II - The Death Benefit equals the Specified Amount plus the Accumulation Value on the date of death. The Death Benefit is never less than the Specified Amount.

     - OPTION III - The Death Benefit equals the Specified Amount plus the total of the premiums paid less the total of any Withdrawals taken to the date of death. If the total of the Withdrawals is greater than the total of premiums paid, then the Death Benefit will be less than the Specified Amount.

The Death Benefit payable on the death of the Insured will be reduced by any Debt on the date of death.

CHANGES IN INSURANCE COVERAGE - Upon request, the insurance coverage may be changed as described in this provision. Changes will be effective on the Monthly Anniversary Day next following the date of approval by Us of the request for the change.

  - INCREASES IN SPECIFIED AMOUNT An increase in Specified Amount may be made after the first policy anniversary, unless funds are received after the policy is issued as a result of a 1035 exchange and the increase in the first Policy Year is needed for the policy to avoid becoming a Modified Endowment contract. The Maximum Attained Age for an increase and the minimum amount of an increase are as shown on Page 3. At least twelve (12) months must elapse between requested increases. If a change would result in an increase in the amount payable at death, such change will be subject to evidence of insurability satisfactory to Us. An increase will be subject to the Acquisition Charge described in the Monthly Deduction provision.

  - DECREASES IN SPECIFIED AMOUNT A decrease in Specified Amount may be made after the first policy anniversary and prior to Attained Age 100. The minimum amount of a decrease is as shown on Page 3. The Specified Amount may not be decreased below the minimum shown on Page 3. At least twelve
     (12) months must elapse between requested decreases. Any such decrease will be deducted in the following order: (a) from the most recent Specified Amount increase, if any; (b) successively from the next most recent Specified Amount increase, if any; (c) from the initial Specified Amount.

  - CHANGES IN DEATH BENEFIT OPTION A change in Death Benefit Option may be made after the first policy anniversary and prior to Attained Age 100. You may request a change in the Death Benefit Option to Option I or Option II. Changes to Option III are not permitted. If a change would result in an increase in the amount payable at death, such change will be subject to evidence of insurability satisfactory to Us.

CONTINUATION OF POLICY AFTER AGE 100 - If the policy is in force at the Insured's Attained Age 100 (but not in the Grace Period), the following will occur:

     (1) Your policy will continue in force for the lifetime of the Insured unless You surrender the policy;
     (2)  the Specified Amount is set to equal the Accumulation Value;
     (3) the Death Benefit Option will be set to Option I and thereafter may not be changed;
     (4)  no further premiums will be accepted;
     (5)  no further Monthly Deductions will be taken;
     (6) policy loans and withdrawals can continue to be taken. Loan rates will apply as stated on Page 3; and
     (7) any riders attached to the policy will terminate as stipulated in the rider's Termination provision.

If this policy is in the grace period at Attained Age 100 You will need to pay the minimum amount required to remove this policy from the grace period in order to guarantee continuation of this policy beyond Attained Age 100.

POLICY VALUE PROVISIONS

FIXED ACCOUNT OPTIONS ACCUMULATION VALUE - The Fixed Account Options Accumulation Value is the sum of the accumulation value in each Fixed Account Option. On the Policy Date, the Fixed Account Options Accumulation Value is equal to the portion of the Net Premium which has been paid and allocated to the General Account, less the portion of the first monthly deduction allocated to the General Account.

On each Monthly Anniversary Day, the accumulation value in a Fixed Account Option is equal to (1) plus (2) plus (3) plus (4) minus (5) minus (6) minus (7) where:

(1) is the accumulation value in the Fixed Account Option on the preceding Monthly Anniversary Day;
(2)  is one month's interest on item (1);
(3) is the portion of any Net Premium received and allocated to the Fixed Account Option since the preceding Monthly Anniversary Day plus interest from the date the Net Premium is received to the Monthly Anniversary Day;
(4) is the sum of all accumulation values transferred to the Fixed Account Option from a division of the Separate Account or from another Fixed Account Option since the preceding Monthly Anniversary Day plus interest from the date the accumulation value is transferred to the Monthly Anniversary Day;
(5) is the sum of all accumulation values transferred from the Fixed Account Option to a division of the Separate Account or another Fixed Account Option since the preceding Monthly Anniversary Day and interest from the date the accumulation value is transferred to the Monthly Anniversary Day;
(6) is all Withdrawals from the Fixed Account Option since the preceding Monthly Anniversary Day plus interest from the date of Withdrawal to the Monthly Anniversary Day; and
(7) is the portion of the monthly deduction allocated to the accumulation value in the Fixed Account Option to cover the policy month following the Monthly Anniversary Day.

On any date other than a Monthly Anniversary Day, the accumulation value will be calculated on a consistent basis.

FIXED ACCOUNT OPTIONS INTEREST RATES - The Fixed Account Options Accumulation Value will earn interest daily at the guaranteed minimum effective annual rate as shown on Page 3. Interest in excess of the guaranteed minimum rate may be applied in the calculation of the Fixed Account Options Accumulation Value at such increased rates as We may determine. The policy's accumulation value held in the General Account for policy loan collateral will earn interest daily at the effective annual rate as shown on Page 3.

SEPARATE ACCOUNT ACCUMULATION VALUES - The accumulation value in each division on the Policy Date is equal to the portion of the Net Premium which has been paid and allocated to that division, less the portion of the first monthly deduction allocated to the policy's accumulation value in that division.

At the end of each Valuation Period after the Policy Date, the policy's accumulation value in a division is equal to (1) plus (2) plus (3) minus (4) minus (5) minus (6) where:

(1) is the accumulation value in the division on the preceding Valuation Date multiplied by the Net Investment Factor for the current Valuation Period;
(2) is any Net Premium received during the current Valuation Period which is allocated to the division;
(3) is all accumulation values transferred to the division from another division or a Fixed Account Option during the current Valuation Period;
(4) is all accumulation values transferred from the division to another division or a Fixed Account Option and accumulation values transferred to secure a policy Debt during the current Valuation Period; and
(5)  is all Withdrawals from the division during the current Valuation Period;
     and
(6) is charges, if any, that may be assessed by Us for taxes attributable to the operation of the Separate Account.

In addition, whenever a Valuation Period includes the Monthly Anniversary Day, the accumulation value at the end of such period is reduced by the portion of the monthly deduction allocated to the division.

NET INVESTMENT FACTOR - We calculate the Net Investment Factor for a Valuation Period for each division by dividing (1) by (2) and subtracting (3) from the result, where:

(1)  is the sum of:
       (a) the net asset value of a Fund share held in the Separate Account for that division determined at the end of the current Valuation Period; plus
       (b) the per share amount of any dividend or capital gain distributions made for shares held in the Separate Account for that division if the ex-dividend date occurs during the Valuation Period;
(2) is the net asset value of a Fund share held in the Separate Account for that division determined as of the end of the preceding Valuation Period; and
(3) is the daily charge representing the Mortality & Expense Risk Charge as shown on Page 3. This charge is equal, on an annual basis, to the percentage shown on Page 3 of the daily net asset value of Fund shares held in the Separate Account for that division.

The Net Investment Factor may be greater than, less than, or equal to 1. This being the case, values in a division may increase or decrease from Valuation Period to Valuation Period.

MONTHLY DEDUCTION - The monthly deduction for a policy month shall be calculated as (1) plus (2) plus (3),where:

(1)  is the Monthly Administrative Charge shown on Page 3; and
(2) is the cost of insurance described herein and the cost of additional benefits provided by rider for the policy month; and
(3)  is the Monthly Acquisition Charge shown on Page 3.

You may specify that the monthly deduction for a policy month be deducted from a specific division of the Separate Account or from the General Account.

If not specified, the monthly deduction for a policy month will be allocated among the General Account and the divisions of the Separate Account. The allocation will be made in the same proportion that the accumulation value in the General Account less any Debt and the accumulation value in each division bears to the combined accumulation value of the General Account and the divisions, less any Debt at the beginning of the policy month.

The monthly deduction will only be deducted from the Long Term Fixed Account if the accumulation value in the divisions and the General Account less any Debt is insufficient to cover the cost of the entire monthly deduction.

If there is an increase in the Specified Amount, a Monthly Acquisition Charge will be applied as shown on Page 3.

COST OF INSURANCE - The cost of insurance is determined on a monthly basis. The cost of insurance is determined separately for the initial Specified Amount and each subsequent increase in Specified Amount. The cost of insurance is calculated as (1), multiplied by the result of (2) minus (3), where:

(1) is the cost of insurance rate as described in the Cost of Insurance Rates provision;
(2) is the Death Benefit at the beginning of the policy month, before reduction for any Debt, divided by the monthly guaranteed interest rate factor shown on Page 3;
(3) is the Accumulation Value at the beginning of the policy month, prior to the monthly deduction for the cost of insurance.

COST OF INSURANCE RATES - The monthly cost of insurance rate is based on the Policy Year and the sex and rating class of the Insured. Monthly cost of insurance rates will be determined by Us based upon future expectations as to investment earnings, mortality experience, persistency, a provision for amortization of sales charges, expenses (including reinsurance costs) and taxes.

CHANGES IN INTEREST AND COST OF INSURANCE RATES - At Our sole discretion We may change the interest rate in excess of the rate guaranteed to be credited to the Fixed Account Options and the monthly cost of insurance rates. We will base any change on Our future expectations as to investment earnings, mortality experience, persistency, a provision for amortization of sales charges, expenses (including reinsurance costs) and taxes.

Any change in cost of insurance rates will apply to all Insureds of the same Attained Age, sex, rating class and duration. However, the cost of insurance rates can never be greater than those shown in the Table of Monthly Guaranteed Cost of Insurance Rates on Page 4. Such guaranteed maximum rates are based on the mortality table as specified on Page 3.

CONTINUATION OF INSURANCE - This policy and all its riders will continue in force according to the terms of coverage as long as the Surrender Value is sufficient to cover the monthly deduction.

Otherwise the policy will terminate according to the Grace Period provision. If premiums are discontinued on any date, the value on that date will be used to provide insurance under this provision.

BASIS OF COMPUTATION - The basis of computation for minimum Accumulation Values is fully explained on Page 3. The values for this policy are at least equal to the minimum required by law. If required, a detailed statement of the method used to determine Accumulation Values and reserves has been filed with the jurisdiction in which this policy is delivered.

SURRENDER AND WITHDRAWAL PROVISIONS

SURRENDER - Upon written request and while the Insured is living, You may surrender the policy for the Surrender Value.

The amount payable will be the Surrender Value as of the date We receive Your written request. Should the death of the Insured occur after the date of written request but prior to the date We receive the written request, the surrender request will be considered void and the terms of the Death Benefit provisions will apply.

WITHDRAWALS - Upon written request You may make a Withdrawal from the policy. Any Withdrawal is subject to the following conditions:

(1) the amount of the Withdrawal plus the charge for the Withdrawal as shown on Page 3 may not exceed the Surrender Value;
(2)  the minimum amount that may be withdrawn is shown on Page 3;
(3)  a charge as shown on Page 3 will apply to each Withdrawal;

(4) We will deduct the amount of the Withdrawal, plus the charge for the Withdrawal as shown on Page 3 from the Accumulation Value.
(5) the Death Benefit will be reduced by an amount equal to the reduction in the Accumulation Value. The Specified Amount will be reduced if the Death Benefit is Option I by an amount equal to the reduction in the Accumulation Value. If Death Benefit Option III is in effect and the total of the Withdrawals is greater than the premiums paid, then the Death Benefit will be less than the Specified Amount. The minimum Specified Amount remaining in force after any Withdrawal must be as shown on Page 3.

You may allocate the Withdrawal among the Fixed Account Options and the divisions of the Separate Account.

If You do not specify the allocation, then the Withdrawal will be allocated among each Fixed Account Option and the divisions of the Separate Account in the same proportion that the accumulation value in each Fixed Account Option, less any Debt, and the accumulation value in each division bears to the total Accumulation Value of the policy, less any Debt, on the date of Withdrawal.

SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The variable benefits under the policy are provided through investments in the Separate Account, as shown on Page 3. We established the Separate Account as a separate investment account to support variable life insurance contracts or polices. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable life insurance.

The assets of the Separate Account are owned by Us. However, the assets of the Separate Account are not part of the Company's General Account Assets. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account will be credited to or charged against the account without regard to Our other income, gains or losses.

Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business We may conduct. Such assets of the Separate Account shall not be available to general creditors of Ours in the event of Our insolvency to the full extent permitted by applicable law. We shall have the right to transfer any assets of the Separate Account which are in excess of such reserves and other policy liabilities to the Company's General Account Assets.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of Our state of domicile.

The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of Our state of domicile. The approval process is on file with the Insurance Commissioner of the state in which the policy was delivered.

DIVISIONS - The Separate Account has several divisions. Each division will buy shares of a separate series of the Funds as defined on Page 3. Each series represents a separate investment portfolio of the Funds. All divisions of the Separate Account are shown on Page 3. You will determine the percentage of Net Premiums which will be allocated to each division. No less than 1% of the Net Premium may be allocated to any one account. Allocation percentages must be zero or a whole number not greater than 100. The sum of the Net Premium allocation percentages must equal 100.

Income, gains and losses, whether or not realized, from the assets of the Separate Account are credited to or charged against that division without regard to income, gains or losses in other divisions of the Separate Account or in the Fixed Account Options.

We will value the assets of each division of the Separate Account at the end of each Valuation Period.

TRANSFERS - You may transfer amounts between the Fixed Account Options and the divisions of the Separate Account in a form and manner acceptable to Us. The amount available for transfer from a Fixed Account Option or a division is the value of the Fixed Account Option or the division as of the end of the Valuation Period during which We receive all the requirements for the transaction. We may revoke or modify the transfer privilege at any time.

The minimum amount that may be transferred and the minimum amount that must remain in a Fixed Account Option and in each division after the transfer is specified on Page 3. No amounts under the minimum amount may be transferred out of a Fixed Account Option or any division of the Separate Account unless such lesser amount constitutes the entire balance. The maximum number of transfers allowed under the Policy in a Policy Year is stated on Page 3. The maximum number of transfers from a Fixed Account Option is stated on Page 3.

A transfer charge as specified on Page 3 will be imposed each time amounts are transferred, except with respect to policy loans and:

     (1)  the first twelve (12) transfers of each Policy Year:
     (2) transfers from the Fixed Account Options to the divisions of the Separate Account.

The transfer charge will be deducted from the amount that is transferred. We will make transfers so that the Accumulation Value on the date of transfer will not be affected by the transfer except to the extent of the transfer charge.

As long as any portion of the policy's Accumulation Value is allocated to a division of the Separate Account, the policy's Accumulation Value and Surrender Value will reflect the investment performance of the chosen division(s) of the Separate Account. The Death Benefit may also reflect the performance of the chosen division(s) of the Separate Account.

At any time, You may transfer 100% of the policy's accumulation value in the Separate Account to a Fixed Account Option. Such a transfer may be made even if the maximum number of transfers allowed in a Policy Year has been reached.

OPTIONAL FEATURES - Dollar Cost Averaging and Automatic Portfolio Rebalancing are two optional features available under the policy. You may not elect to have Dollar Cost Averaging and Automatic Portfolio Rebalancing at the same time. Transfers and/or adjustments pursuant to either of these features will occur on the Monthly Anniversary Day in the month in which the transaction is to take place or the next succeeding business day if the Monthly Anniversary Day falls on a holiday or a weekend. The applicable authorization form must be on file with Us before either feature may begin. Neither feature guarantees profits nor protects against losses. These features are currently available at no charge, however, We reserve the right to assess a charge to either or both of these features, no greater than cost and with thirty (30) days advance notice to You. We reserve the right to modify the terms and conditions of these features upon thirty (30) days advance notice to You.

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DOLLAR COST AVERAGING - Under this feature, You deposit a "Designated Amount", subject to a minimum of $3,000, into a "Repository Account" (Money Market Division of the Separate Account or the General Account) and elect to have a specified "Periodic Transfer Amount" automatically transferred to one or more divisions of the Separate Account on a monthly, quarterly or semi-annual basis. This feature allows You to systematically allocate Net Premiums to divisions of the Separate Account at various prices which may be higher or lower than the price You would pay if You allocated the entire amount at one time and at one price. Each Periodic Transfer Amount is subject to a minimum of $250. A minimum of 1% of the Periodic Transfer Amount must be transferred to any specified division. The Long Term Fixed Account is not available for participation in Dollar Cost Averaging. We reserve the right to change these minimum amounts at Our discretion. If a transfer would reduce accumulation value in the Repository Account to less than the Periodic Transfer Amount, We reserve the right to include such remaining accumulation value in the amount transferred.

The feature will continue until You give notification of cancellation of the feature.

AUTOMATIC PORTFOLIO REBALANCING - This feature provides a method for establishing fixed proportions between various types of allocations on a systematic basis. Under this feature, Your allocation between divisions of the Separate Account and the General Account will be automatically re-adjusted to the desired allocation, subject to a minimum of 1% per division or General Account, on a quarterly, semi-annual or annual basis. The Long Term Fixed Account is not available for participation in Automatic Portfolio Rebalancing. Automatic readjustments will continue until You provide Us with notification of a change in allocation or cancellation of the feature.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS - We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a series that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any series of the Funds and to substitute shares of another series of the Funds or of another open-ended, registered investment company, if the shares or series are no longer available for investment or if in our judgment, further investment in any eligible series should become inappropriate in view of the purposes of the policy.

We will not substitute any shares attributable to Your interest in a division of the Separate Account without notice to You and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This shall not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by policyowners.

We reserve the right to establish additional divisions of the Separate Account, each of which would invest in a new series of the Funds or in shares of another open-end, registered investment company. We reserve the right to eliminate existing divisions of the Separate Account. We also reserve the right to transfer assets of the Separate Account to another Separate Account of Ours or of an affiliated life insurance company.

If We consider it to be in the best interest of persons having voting privileges under the policies, the Separate Account may be operated as a management company under the Investment Company Act of 1940; or it may be deregistered under that Act in the event registration is no longer required or it may be combined with other separate accounts.

                                       17
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POLICY LOAN PROVISIONS

POLICY LOANS - A loan will be granted at any time, upon the sole security of the portion of the Surrender Value required to repay the loan. Any prior Debt to Us against the policy will be deducted from the amount available for loan. A loan may be obtained by request when the policy has a loan value. The policy will be the sole security for the loan.

You may allocate the policy loan among the Fixed Account Options and the divisions of the Separate Account. If You do not specify the allocation, then the policy loan will be allocated among each Fixed Account Option and the divisions of the Separate Account. The allocation will be made in the same proportion that the accumulation value in each Fixed Account Option less any Debt and the accumulation value in each division bears to the total Accumulation Value of the policy, less any Debt, on the date of the policy loan. Accumulation value in the Long Term Fixed Account and in each division equal to the policy loan allocated to the Long Term Fixed Account and each division will be transferred to the General Account and reduce the accumulation value in the Long Term Fixed Account and each division. If loan interest is not paid when due, an amount of accumulation value equal to the loan interest will also be transferred.

If the Debt exceeds the policy's accumulation value in the General Account, We will transfer accumulation value equal to the excess Debt from the Long Term Fixed Account and the divisions of the Separate Account to the General Account as security for the excess Debt. The amount transferred will be allocated among the Long Term Fixed Account and the divisions in the same proportion that the accumulation value in the Long Term Fixed Account and each division bears to the policy's total accumulation value in all divisions of the Separate Account.

POLICY LOAN INTEREST - Interest accrues on a daily basis from the date of the loan and is compounded annually. Interest is due and payable at the end of each Policy Year. Interest unpaid on a policy anniversary is added to and becomes part of the loan principal and bears interest at the same rate.

The effective annual policy loan interest rate(s) charged and the effective annual interest rate(s) credited to accumulation value held for policy loan collateral is shown on Page 3.

You must assign this policy to Us to the extent of the outstanding Debt. If the Insured dies, We will deduct the outstanding Debt from the death benefit before we pay the death benefit to the Beneficiary.

POLICY LOAN REPAYMENT - Any Debt may be repaid, in whole or in part, at any time while the policy is in force. When a loan repayment is made, accumulation value securing the Debt in the General Account equal to the loan repayment will be allocated among the Fixed Account Options and divisions of the Separate Account using the same percentages used to allocate Net Premiums.

If the total Debt equals or exceeds the Surrender Value at any time, the policy will enter the Grace Period.

                                       18
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                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
        Adjustable Death Benefit Payable Only On The Death Of The Insured Premium Payments May Be Made Until The Earlier Of The Death Of The Insured
                        Or The Insured's Attained Age 100
               The Specified Amount May Be Increased or Decreased
               Additional Benefits, if Any, As Indicated On Page 3
                    Some Benefits Reflect Investment Results
                        Non-Participating - No Dividends